Exhibit 10.25

LEASE AGREEMENT

Merelstraat 2 bis

3514 CN UTRECHT

Essentials

Subject		Description

Landlord	:	Ms. M. Prinsen Geerligs

Tenant	:	Media Mission B.V.

Object (description of the leased property)	:	Office space and the courtyard located on the ground floor of Merelstraat 2-bis in Utrecht. And one parking space.

Lease term	:	5 years

Start date	:	1 February 2014

End date	:	31 January 2019

Extension term	:	Every 3 years

Notice	:	6 months

Rent (initial rent)	:	€ 45,000.00 per year

Annual rent increase	:	Annually during the 1st 4 years on 1 February by € 1,000.00 per year.

Hierna CPI indexation date	:	Starting on 1 February 2019

Payment period	:	Per calendar month

VAT opt-in	:	Yes

Supplies and services	:	€ 10.00 per month for water use.

Bank guarantee/deposit	:	€ 13,612.00

Specific Terms and Conditions	:	Tenant shall contract directly with utility companies, with respect to electricity and gas.

Parking permit	:	Landlord shall provide support in the application for a parking permit in her name for the parking of one tenant automobile along the public road.

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LEASE AGREEMENT - OFFICE SPACE

and other business premises pursuant to Article 7:230a of the Netherlands Civil Code

Template created by the Real Estate Council (REC) in July 2003. Reference to this template and its use are only permitted if completed, added or changed text is clearly recognizable as such. Additions and changes should preferably be included under ‘Specific Terms and Conditions’. The REC is not liable for any adverse effects resulting from the use of text from this template.

THE UNDERSIGNED

Ms. M. Prinsen Geerligs

Residing at Merelstraat 2 in Utrecht

(3514CN)

referred to below as the ‘Landlord’,

AND

Media Mission B.V.

Represented by Mr. R. J. Brouwer

Dorpsstraat 51

3732HH DE BILT

referred to below as the ‘Tenant’,

recorded in the commercial register for Utrecht under number

HAVE AGREED TO THE FOLLOWING

The Leased Property and Use

1.1	The Landlord offers to the Tenant, and the Tenant accepts from the Landlord, the lease for office premises and one parking space known as Merelstraat 2 bis in Utrecht. This is described in more detail in the appendices attached to this agreement, which form a part thereof, initialed by the Parties, and a handover record initialed by the Parties, including which systems and facilities do and do not belong to the Leased Property, and including a description of the condition of the Leased Property, which may be supplemented by photographs initialed by the Parties.

1.2	The Leased Property is intended for exclusive use by the Tenant as office space.

1.3	The Tenant is not permitted to use the Leased Property for a use other than the one specified in 1.2 without the prior written consent of the Landlord.

1.4	The maximum permissible load for the floors of the Leased Property is:

On the ground floor: 500 kg per m²

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Terms and Conditions

2.1	The ‘GENERAL TERMS AND CONDITIONS - LEASE AGREEMENT - OFFICE SPACE’ and other business premises pursuant to Article 7:230A of the Netherlands Civil Code, filed with the clerk of The Hague courts on 11 July 2003 and recorded under number 03-54, will form a part of this Agreement, and shall be referred to below as the ‘General Terms and Conditions’. The Parties are familiar with the details of these General Terms and Conditions. The Tenant and Landlord have received a copy of the General Terms and Conditions.

2.2	The General Terms and Conditions referred to in 2.1 shall apply except as explicitly stipulated otherwise in this Agreement, or where application thereof with regard to the Leased Property is not possible.

Term, Extension and Notice

3.1	This agreement is entered into for a term of 5 years, starting on 1 February 2014 and continuing until 31 January 2019.

3.2	After the expiration of the period specified in 3.1, this Agreement will be extended for an additional period of 3 years, i.e. until 31 January 2022. This Agreement will then be extended for subsequent periods of 3 years.

3.3	Termination of this Agreement shall be by notice at the end of the lease term, subject to a period of at least 6 months.

3.4	Notice must be provided by court writ or by certified letter.

Rent, VAT, Rent Indexation, Payment, Payment Period

4.1	The initial annual rent for the Leased Premises is € 45,000.00 in words: forty-five thousand euros.

4.2.1	The Parties agree that the Landlord shall charge VAT on the rent. If a lease not subject to VAT is agreed to, the Tenant shall be responsible for a separate fee in addition to the rent, in order to compensate the disadvantage that the Landlord or her legal successor(s) may suffer because of the VAT on the investment and operating costs of the Landlord that may not be deducted (any more). The contents in 19.1 through 19.9 of the General Terms and Conditions do not apply.

4.2.2	If the Parties agree to a lease subject to VAT, the Tenant and Landlord shall make use of the ability pursuant to Communication 45, resolution dated 24 March 1999, No. VB 99/571, to waive filing an optional joint request for a lease subject to VAT. The Tenant declares by signing the Lease Agreement, including for the benefit of the Landlord’s successor(s), that it shall continue to use or subsequently continue to use the Leased Premises for purposes for which there is a full or substantially full right to deduct VAT on the basis of Article 15 of the Value Added Tax Act of 1968.

4.4	The fiscal year of the Tenant runs from 1 January to 31 December. The Tenant has the ability to change the dates of its fiscal year during the Lease Agreement. However, the Tenant shall report this to the Landlord.

4.5	The rent shall be adjusted annually on 1 February, beginning on 1 February 2015 according to the specific provision referred to in 8.1 of this Lease Agreement, and on 1 February 2019 in compliance with Arts. 1 through 9.4 of the General Terms and Conditions.

4.6	The Tenant shall be responsible for paying fees for additional supplies and services to be provided by the Landlord in accordance with Art. 16 of the General Terms and Conditions. Only for the purposes of supplying water.

4.7.1	The Tenant’s payment obligation includes:

-	rent, service fees and VAT

4.7.2	The Tenant will not be responsible for value added tax due on the rent if the Leased Premises may no longer be leased with VAT, when the Parties have agreed to this. If this is the case, the fees referred to in Art. 19.3.a of the General Terms and Conditions shall replace the value added tax, and the fee referred to in Art. 19.3.a Sub. I shall be defined in advance when inapplicable for the current rent.

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4.8	A payment period of 1 (one) calendar month at the start of the Lease Agreement includes:

- Rent	€3,750.00
- Service fees	€10.00
- VAT	€789.60

Total	€4,549.60

in words: four thousand five hundred forty-nine 60/100 euros

4.9	For the purposes of the effective date of the lease, the Tenant’s first payment covers the period from 1 February 2014 to 28 February 2014 and amounts for this first period to € 4,549.60. This amount includes VAT, including VAT on the rent, but only that VAT that the Landlord is responsible for on the rent. The Tenant shall pay this amount on or before 1 February 2014.

4.10	The periodic payments to be made by the Tenant to the Landlord pursuant to this Lease Agreement, as indicated in 4.8 must be in a single amount, payable in advance in euros, and must be on or before the first day of the period for which the respective payments are fully settled.

4.11	Unless stated otherwise, all amounts in this Lease Agreement and the General Terms and Conditions forming a part thereof are excluding VAT.

Supplies and services

5.	The Parties agree to the provision of additional supplies and services by or on behalf of the Landlord.

- Water supply.

Bank Guarantee

6.	The bank guarantee indicated above in Art. 12.1 of the General Terms and Conditions is determined between the Parties at €13,612.00.

Property Manager

7.1	Until the Landlord notifies otherwise, the Landlord shall act as the property manager.

7.2	Unless agreed to otherwise in writing, the Tenant must interact with the property manager for the details and all other matters relating to this Lease Agreement.

Specific Terms and Conditions

8.1	During the first lease term up until 31 January 2019, an annual fixed rent increase is included of € 1,000.00 (no CPI) starting on 1 February 2015. From 1 February 2019, it will be indexed annually according to the CPI. This shall be included first on 1 February 2019.

8.2	The following items to be delivered shall be performed by or at the cost of the Landlord.
1.	Toilet with small vestibule, according to the drawing to the left and in front of “molenkant”;

2.	All walls painted white. (except the English text on wall 1);

3.	Door or opening in wall 2 is closed in line with previous opening. Another opening will be provided with a door frame and door;

4.	Kitchenette indicated by No. 4 provided with simple counter top, sink, faucet, double cupboard underneath and electricity outlet;

5.	Four uplights installed in the side wall for lighting indicated by No. 5;

6.	Current ceiling remains in place, water stains to be remedied;

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7.	Handed over to Tenant fully cleaned.

8.	Graffiti to be removed from exterior facade (this will be taken care of in the next few months). Anti-graffiti measures will also be taken by the Landlord.

Additional General Terms and Conditions

9.0	The Parties agree that this Agreement is integrally connected to a list with items and comments that shall serve to compliment and/or replace that which is included in the standard General Terms and Conditions.

Drawn up and signed in 1 copy.

Place :	Place :
Date :	Date :
Landlord	Tenant

(Landlord signature)	(Tenant signature)

Attachments:

-	General Terms and Conditions

-	Drawing of the Leased Office Premises

-	Handover Report

-	Bank Guarantee

Individual signature(s) of Tenant(s) for receiving a personal copy of the ‘GENERAL TERMS AND CONDITIONS—LEASE AGREEMENT - OFFICE SPACE and other business premises pursuant to Article 7:230a Netherlands Civil Code’ as indicated in 2.1.

Signature(s) of Tenant(s):

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